UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 21, 2003

                                -----------------

                               ENOVA SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                                   California
                 (State or Other Jurisdiction of Incorporation)

        0-25184                                         95-3056150
------------------------                 ---------------------------------------
(Commission File Number)                 (I.R.S. Employer Identification Number)

        19850 South Magellan Drive
           Torrance, California                           90502
----------------------------------------               ----------
(Address of principal executive offices)               (Zip code)

                                 (310) 527-2800
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

      On November 21, 2003, Enova Systems, Inc. ("Company") dismissed Moss Adams LLP ("Moss Adams") as its independent auditors and engaged Singer, Lewak, Greenbaum & Goldstein ("SLGG") as its independent auditors to audit its financial statements for its year ending December 31, 2003. This decision was approved by the Board of Directors of the Company. Prior to such engagement, the Company did not consult with SLGG regarding the application of accounting principles to a specific, completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company's financial statements. SLGG has offices in several locations throughout Southern California and is among the top twenty auditing firms with regard to the number of public companies audited.

      During the fiscal years ended December 31, 2001 and 2002, and the subsequent interim period through the date of Moss Adams dismissal, November 21, 2003, there have been no disagreements on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Moss Adams, would have caused it to make reference to the subject matter of the disagreements in connection with its reports, except the following:

      - In connection with the audit of the Company's financial statements for the year ended December 31, 2002, Moss Adams had a disagreement with the Company over the valuation of inventory.

      - In connection with the review of the Company's financial statements for the quarter ended September 30, 2003, Moss Adams had a disagreement with the Company over the allowance for uncollectible receivables.

      The audit committee of the Board of Directors and the management of the Company discussed each of these disagreements with Moss Adams and resolved the matters to each party's satisfaction prior to the filing of the Company's Form 10-K and Form 10-Q, respectively. The Company has authorized Moss Adams to respond fully to inquiries from SLGG concerning the matters described in this section.

      During the fiscal years ended December 31, 2001 and 2002 or the subsequent interim period through the date of Moss Adams' dismissal, Moss Adams did not advise the Company that the internal controls necessary for the Company to develop reliable financial statements were inadequate, except as follows:

      - In connection with its audit of the Company's financial statements for the year ended December 31, 2002 and 2001, Moss Adams advised the Company of a reportable condition involving the Company's internal controls in its procedures for tracking and reporting inventory. In 2002, this was reported to the Company by Moss Adams as a material weakness. Moss Adams informed the Company that (i) controls were not in place to timely detect possible inventory misstatements and (ii) the inability to timely detect these possible misstatements could potentially misstate cost of goods sold in the quarterly financial statements. In response, management timely proposed and implemented certain improvements to address these concerns.

      The Company has authorized Moss Adams to respond fully to inquiries from SLGG concerning the matters described in this section.

      No report of Moss Adams on the financial statements of the Company for either of the past two years contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles.

      The Company provided Moss Adams with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Moss Adams's letter, dated November 26, 2003, stating its agreement with such statements.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

      (c). Exhibit 16. Letter of Moss Adams LLP

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                Enova Systems, Inc.
                                                (Registrant)


Date : December 1, 2003                         By: /s/ Carl D. Perry
                                                    ------------------------
                                                Name:  Carl D. Perry
                                                Title: President and CEO